Exhibit 99.2

Contact:	Sitrick and Company
Sandra Sternberg
Maya Pogoda
Thomas S. Mulligan
310-788-2850

WCI Stock Quoted on Pink Sheets

Bonita Springs, Florida – August 5, 2008 — WCI Communities, Inc. (NYSE:WCI), a leading developer, builder and seller of luxury homes and tower units, announced that effective today its common stock will be traded under the symbol WCIMQ on the Pink Sheets. Pink Sheets is a daily listing of bid and ask prices for over-the-counter (OTC) stocks not included in the daily OTC bulletin board. Quotes can be found at http://www.pinksheets.com.

In light of the voluntary filing on August 4, 2008 by WCI and approximately 130 of its wholly-owned subsidiaries for relief under chapter 11 of the Bankruptcy Code, WCI has determined it will not request a hearing to appeal the New York Stock Exchange’s determination to suspend trading in, and seek delisting of, WCI’s common stock.

There is no assurance as to what values, if any, will be ascribed in the chapter 11 cases as to the value of WCI’s common stock and/or any other WCI security. Accordingly, the company urges that caution be exercised with respect to existing and future investments in its securities as the value and prospects are highly speculative.

WCI Communities has established a toll-free information line for vendors, customers and other interested parties. The number is 800-924-1890. Information is also available at www.wcicommunities.com

About WCI Communities, Inc.

WCI is a fully integrated homebuilding and real estate services company with more than 50 years experience in the design, construction and operation of leisure-oriented, amenity rich master-planned communities. It has operations in Florida, New York, New Jersey, Connecticut, Massachusetts, Virginia and Maryland. The company directly employs approximately 1,800 people, as well as approximately 1,800 sales representatives as independent contract employees.

Forward Looking Statement Disclaimer

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s ability to operate its business while in Chapter 11 proceedings, anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete as a going concern in real estate markets where we conduct business; WCI’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of WCI to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for WCI to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; WCI’s ability to obtain and maintain normal terms with vendors and service providers; WCI’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on WCI’s liquidity or results of operations; the ability of the WCI to fund and execute its business plan; the ability of WCI to attract, motivate and/or retain key executives and associates; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the continuing negative buyer sentiment and erosion of consumer confidence; the negative impact of claims for contract rescission or increasing cancellation rates by contract purchasers; adverse legislation or regulations; adverse legal proceedings; the ability to retain employees; changes in generally accepted accounting principles; natural disasters; adverse weather conditions; and changes in general economic, real estate and business conditions and other factors over which the company has little or no control. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.